Exhibit 10.11

June 15, 2012

Eric Klee
44 Travis Road
Baldwin Place, NY 10505

Dear Eric:

It is my pleasure to confirm the offer extended to you to join American Media, Inc.

Material components of the offer agreed to, are:

Position Title:	VP/Secretary and Deputy General Counsel

Start Date:	June 18, 2012

Base Salary:	$225,000 (Two Hundred Twenty Five Thousand Dollars and Zero Cents) per year, payable in bi-weekly installments.

Bonus Program:
You will be eligible to receive a discretionary annual bonus commencing with FY 13 based on your job performance and the Company's financial performance (EBITDA). The bonus, if any, is based on the Company's fiscal year (April 1st - March 31st) and is payable approximately 90 days after the close of the fiscal year.

Equity:	You will receive a grant of 10,000 (Ten Thousand) Restricted Shares of Common Stock. You must agree to and adhere to the terms and conditions of stock grant agreements that will be forwarded to you.

Office Location:	AMI's New York Office. Travel may be necessary.

In addition to the above, this position carries the following benefits:

▪	On the 1st of the month following your date of hire, you will be eligible to participate in AMI's (contributory) Group Insurance Plan (Medical, Life, Dental, STD, LTD).

▪	Eligibility to participate in the Company's “Personal Time Off (PTO)” Program, you may take up to 20 PTO days per year.

▪	Eligibility to participate in the Company's retirement program (401(k)) once certain service requirements are satisfied.

This offer is contingent upon your execution of the attached Confidentiality Agreement as well as a favorable background check. Additionally, this offer is contingent upon your representation and warranty to AMI that the acceptance of this offer of employment by you and the performance of the position stated above, shall not constitute a breach of, or otherwise contravene, the terms of any employment Agreement or other Agreement or policy to which you are a party or otherwise bound.

Please confirm your acceptance of the terms identified in this offer, in writing, by returning a signed copy of this letter to my attention as soon as possible. This letter contains the entire understandings between its parties concerning your employment with American Media. There are no representations, agreements, arrangements or understandings, oral or written, among the parties relating to the subject matter of this letter that are not fully expressed in it. This letter may only be modified by a written amendment signed by all parties hereto.

Eric, let me take this opportunity to welcome you back to American Media. Do not hesitate to contact me should you have any questions.

Sincerely,

/s/ Kevin Slivken
Kevin Slivken
Vice President, Human Resources

/s/ Eric S. Klee		June 15, 2012
With my signature above, I certify my understanding of the terms of this offer and hereby accept the offer as outlined in this letter.		Date

cc:	D. Pecker
M. Antonello
D. Rotstein

American Media, Inc.
Human Resources and Administration Department

TO:	Eric Klee

FROM:	Daniel Rotstein

DATE:	January 2, 2014

SUBJECT:	Compensation Change

It is my pleasure to confirm the following changes:

Material components of the position/compensation change agreed to are:

Position: Senior Vice President/Secretary and General Counsel

Effective Date: February 1, 2014

Term: None

Base Salary: $300,000.00 (Three Hundred Thousand Dollars and Zero Cents) per year, payable in bi-weekly installments.

Annual Bonus Program: Effective with FY15, you will be eligible to receive a discretionary annual bonus of up to $75,000.00 (Seventy Five Thousand Dollars and Zero Cents), based on your job performance and the Company's financial performance (EBITDA). The bonus, if any, is based on the Company's fiscal year (April 1st - March 31st) and is payable approximately 90 days after the close of the fiscal year.

Severance: lf your employment is terminated by the Company, and if you sign a Separation and Release of Claims Agreement, you will receive severance pay in the amount of six (6) Month's of Base Salary, if termination is for any reason other than Cause or resignation by you. Severance pay, if any, will be payable in twelve (12) equal bi-weekly installments (in the same amount as your Base Salary). You will be required to execute and return the Company's form Separation and Release of Claims Agreement within 45 days after your termination of employment in order to be eligible to receive the severance pay described above. Payment of severance shall commence no earlier than seven (7) calendar days after the Company receives the executed Separation and Release and no later than 90 days after the date of your separation from service (as defined in Section 1.409A-1 (h) of the Treasury Regulations) ("Separation from Service"), the exact date to be determined by the Company in its sole discretion, provided that you timely execute and return the Separation and Release of Claims Agreement and do not subsequently revoke such execution. For all purposes of Section 409A of the Internal Revenue Code (the "Code") and the related regulations, your entitlement to severance pay pursuant to this Letter shall be treated as an entitlement to a series of separate payments. Notwithstanding the foregoing, you will not be eligible to receive severance pay if you resign from the Company or your employment is terminated by the Company for Cause or if you fail to execute and return the Company's form Separation and Release of Claims Agreement within 45 days after your termination of employment. "Cause" shall mean (i) your continued failure or refusal to substantially perform your duties hereunder for a period of 10 days following written notice by the Company to you of such failure or refusal, (ii) dishonesty in the performance of your duties hereunder, (iii) an act or acts on your part constituting (x) a felony under the laws of the United States or any state thereof or (y) a misdemeanor involving moral turpitude, (iv) your willful malfeasance or willful misconduct in connection with your duties hereunder or any act or omission which is materially injurious to the financial condition or business reputation of the Company or any of its subsidiaries or affiliates or (v) your breach of any provision of this letter, including the past documents executed, such as, but not including, confidentiality documents. Additionally, if you become physically or mentally incapacitated for a continuous period of 90 days, the Company has the right to terminate your employment without paying severance. For the purposes hereof, the term "physical or mental incapacity" means your inability to perform the principal duties as contemplated by this letter. You will be eligible for no cost COBRA coverage participation for the time period you receive severance as described above as long as you timely elect such participation.

Please confirm your acceptance of the terms of this letter agreement, in writing, by returning a signed copy to my attention as soon as possible. Your employment relationship with the Company will remain unaltered except as described in this letter agreement. If the terms of this letter agreement conflict in any way with other terms of your employment relationship with the Company, the terms of this letter agreement shall prevail.

/s/ Eric S. Klee	January 18, 2014
With my signature above, I certify my understanding of the terms of this change and hereby accept the changes as outlined in this letter.	Date

American Media, Inc.
Human Resources and Administration Department

TO:	Eric Klee

FROM:	Daniel Rotstein

DATE:	March 18, 2014

SUBJECT:	Compensation Change

It is my pleasure to confirm the following changes:

Material components of the position/compensation change agreed to are:

Severance: If your employment is terminated by the Company, and if you sign a Separation and Release of Claims Agreement, you will receive severance pay in the amount of twelve (12) Month's of Base Salary, if termination is for any reason other than Cause or resignation by you. Severance pay, if any, will be payable in twenty six (26) equal bi-weekly installments (in the same amount as your Base Salary). You will be required to execute and return the Company's form Separation and Release of Claims Agreement within 45 days after your termination of employment in order to be eligible to receive the severance pay described above. Payment of severance shall commence no earlier than seven (7) calendar days after the Company receives the executed Separation and Release and no later than 90 days after the date of your separation from service (as defined in Section 1.409A-1 (h) of the Treasury Regulations) ("Separation from Service"), the exact date to be determined by the Company in its sole discretion, provided that you timely execute and return the Separation and Release of Claims Agreement and do not subsequently revoke such execution. For all purposes of Section 409A of the Internal Revenue Code (the "Code") and the related regulations, your entitlement to severance pay pursuant to this letter shall be treated as an entitlement to a series of separate payments. Notwithstanding the foregoing, you will not be eligible to receive severance pay if you resign from the Company or your employment is terminated by the Company for Cause or if you fail to execute and return the Company's form Separation and Release of Claims Agreement within 45 days after your termination of employment. "Cause" shall mean (i) your continued failure or refusal to substantially perform your duties hereunder for a period of 10 days following written notice by the Company to you of such failure or refusal, (ii) dishonesty in the performance of your duties hereunder, (iii) an act or acts on your part constituting (x) a felony under the laws of the United States or any state thereof or (y) a misdemeanor involving moral turpitude, (iv) your willful malfeasance or willful misconduct in connection with your duties hereunder or any act or omission which is materially injurious to the financial condition or business reputation of the Company or any of its subsidiaries or affiliates or (v) your breach of any provision of this letter, including the past documents executed, such as, but not including, confidentiality documents. Additionally, if you become physically or mentally incapacitated for a continuous period of 90 days, the Company has the right to terminate your employment without paying severance. For the purposes hereof, the term "physical or mental incapacity" means your inability to perform the principal duties as contemplated by this letter. You will be eligible for no cost COBRA coverage participation for the time period you receive severance as described above as long as you timely elect such participation.

Please confirm your acceptance of the terms of this letter agreement, in writing, by returning a signed copy to my attention as soon as possible. Your employment relationship with the Company will remain unaltered except as described in this letter agreement. If the terms of this letter agreement conflict in any way with other terms of your employment relationship with the Company, the terms of this letter agreement shall prevail.

/s/ Eric S. Klee	March 18, 2014
With my signature above, I certify my understanding of the terms of this change and hereby accept the changes as outlined in this letter.	Date